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                                                   Registration No. 33-
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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                   -----------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------


                          SECOND BANCORP, INCORPORATED
             (Exact name of Registrant as specified in its charter)


             Ohio                                           34-1547453
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)

                                 108 Main Avenue
                             Warren, Ohio 44482-1311
                    (Address of principal executive offices)


                      1998 Non-Qualified Stock Option Plan
                            (Full title of the plan)

                               John L. Pogue, Esq.
                            Michael G. Marando, Esq.
                       Harrington, Hoppe & Mitchell, Ltd.
                            500 Second National Tower
                               Warren, Ohio 44482
                                  330-392-1541
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------


                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------

                                             Proposed             Proposed
                                             maximum              maximum
                           Amount            offering             aggregate
Title of securities        to be             price                offering         Amount of
to be registered           registered        per share (1)        price            registration fee
---------------------------------------------------------------------------------------------------

Common Stock               650,000           $21.69               $14,098,500      $3,525.00
no par value
---------------------------------------------------------------------------------------------------


(1) Based on the sales price of the Company's shares on NASDAQ on August 20, 2001, pursuant to Rules 457(c) and (h) under the Securities Act of 1933.



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ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

              The following documents filed by the Corporation with the Securities and Exchange Commission are incorporated herein by reference:

                  (a) The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Commission on March 28, 2001.

                  (b) The Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2001; and


                  (c) The Corporations Current Reports on Form 8-K filed with the Commission on March 27, April 25, May 11 and July 26, 2001.

                  (c) The description of the Common Stock contained in the Corporation's registration statement on Form S-4 (Registration No. 33-09239) under the caption "Description of Holding Shares" as filed on October 2, 1986, with the Commission pursuant to the 1933 Act, including all amendments and reports filed for the purpose of updating such description.

              All other documents filed by the Company pursuant to Section 13(a),13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  The legality of the shares of Capital Stock to be issued pursuant to the Plan has been passed upon by the firm of Harrington, Hoppe & Mitchell, Ltd., counsel for the Corporation. John L. Pogue, a member of the firm, serves as a Director of the Corporation.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Articles of Incorporation and Regulations of the Corporation provide that the Corporation shall indemnify, to the full extent permitted by the laws of the State of Ohio, any director, officer, employee or agent of the Corporation for any costs or expenses incurred by him in his capacity, or arising out of his status, as a director, officer, employee or agent of the Corporation. Such indemnification shall not be deemed exclusive of any other rights to which any person indemnified may be entitled, as a matter of law or otherwise, and shall inure to the benefit of the heirs, executors and administrators of any such person.

                  Section 1701.13(E) of the General Corporation Law of the State of Ohio (which is applicable to the Corporation) permits a corporation to indemnify its officers and directors and to pay their expenses subject to certain limitations and exceptions.






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                  The Corporation has purchased a liability insurance policy which insures directors and officers of the Corporation against certain liabilities which might be incurred by them in such capacities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS

                  4.1      1998 Non-Qualified Stock Option Plan

                  5.1 Opinion of Harrington, Hoppe, & Mitchell as to legality of shares being registered.

                  23.1     Consent of Harrington, Hoppe, & Mitchell (included in
                           Exhibit 5.1)

                  23.2     Consent of Ernst & Young, LLP

                  24.1     Power of Attorney(included on Signature Page)

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) to the Securities Act of 1933;

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                 (2) That, for purpose of determining any liability under the Securities Act of 1933,





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each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provision or arrangement existing whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities under Securities Act of 1933, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
























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                                   SIGNATURES
                                   ----------

                          SECOND BANCORP, INCORPORATED

                  Pursuant to the requirements of the Securities Act of 1933, Second Bancorp, Incorporated, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warren, State of Ohio, on the 20th day of August, 2001.

                                 SECOND BANCORP, INCORPORATED


                                 By: /s/ R. L. (Rick) Blossom
                                     --------------------------------------
                                 R. L. (Rick) Blossom
                                 Chairman, President and Chief Executive Officer




                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities as of August 14, 2001. In addition, the undersigned hereby constitute and appoint Michael G. Marando or John L. Pogue, or either of them acting alone, each with the full power of substitution, as his or her respective true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to execute a Registration Statement on Form S-8 relating to the Second Bancorp, Incorporated's 1998 Non-Qualified Stock Option Plan (the "Registration Statement"), and any and all amendments to such Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statement, as fully to all intents and purposes as he or she might or could do in person, and do hereby ratify and confirm all that such attorney-in-fact and agent, or their respective substitutes , may lawfully do or cause to be done by virtue hereof.

/s/ R.L. (Rick) Blossom
-----------------------------------------------
Chairman, President and Chief Executive Officer

/s/ David L. Kellerman
------------------------------------------------
David L. Kellerman, Treasurer

/s/ Alan G. Brant
----------------------------------------------------
Alan G. Brant, Director

/s/ R. J. Wean, III
-----------------------------------------------------
R. J. Wean, III, Director

/s/ J. C. Gibson
-------------------------------------------------------
J.C. Gibson, Director







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/s/ John L. Pogue
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John L. Pogue, Director

/s/ David A. Allen, Jr.
----------------------------------------------------
David A. Allen, Jr., Director

/s/James R. Izant
------------------------------------------------------
James R. Izant, Director

/s/ John A. Anderson
--------------------------------------------------
John A. Anderson, Director

/s/ Phyllis J. Izant
---------------------------------------------------------
Phyllis J. Izant, Director

/s/ Norman C. Harbert
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Norman C. Harbert, Director






















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                                INDEX TO EXHIBITS



Number                             Description
------                             -----------

 4.1                   1998 Non-Qualified Stock Option Plan

 5.1                   Opinion of Harrington, Hoppe & Mitchell, Ltd.
                       as to legality of securities being registered

23.1                   Consent of Harrington, Hoppe & Mitchell, Ltd.
                       (included in Exhibit 5.1)

23.2                   Consent of Ernst & Young, LLP

24.1                   Power of Attorney (included on Signature Page)






















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